UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

808 Travis Street, Suite 1320 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

N/A

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 28, 2009, Goodrich Petroleum Corporation (the “Company”) completed the public offering of $218,500,000 aggregate principal amount of its 5.00% Convertible Senior Notes due 2029 (the “Notes”) pursuant to an underwriting agreement dated September 22, 2009 between the Company and J.P. Morgan Securities Inc., as representative of the several underwriters named therein, pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-151352) and a prospectus supplement thereto dated September 22, 2009. The Notes were issued pursuant to the Indenture (the “Base Indenture”), dated as of September 28, 2009, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and the Supplemental Indenture thereto, dated as of September 28, 2009, between the Company and the Trustee (the “Supplemental Indenture”; the Base Indenture as so amended and supplemented, the “Indenture”).

The Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of the Company’s other existing and future senior indebtedness. The Notes are effectively subordinated to all of the Company’s secured indebtedness to the extent of the value of the assets collateralizing such indebtedness. The Notes are not guaranteed by the Company’s subsidiary.

The Company will pay interest on the Notes at a rate of 5.00% per annum on April 1 and October 1 of each year, beginning on April 1, 2010. The Notes mature on October 1, 2029.

Holders may convert their Notes at their option at any time prior to the close of business on the second business day immediately preceding the maturity date under the following circumstances: (1) during any fiscal quarter (and only during such fiscal quarter) commencing after December 31, 2009, if the last reported sale price of the Company’s common stock is greater than or equal to 135% of the conversion price of the Notes for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter; (2) prior to October 1, 2014, during the five business-day period after any ten consecutive trading-day period (the “measurement period”) in which the trading price of $1,000 principal amount of the Notes for each trading day in the measurement period was less than 97% of the product of the last reported sale price of the Company’s common stock and the conversion rate on such trading day; (3) if the Notes have been called for redemption; or (4) upon the occurrence of one of specified corporate transactions. Holders may also convert the Notes at their option at any time beginning on September 1, 2029, and ending at the close of business on the second business day immediately preceding the maturity date.

The conversion rate is 28.8534 shares per $1,000 principal amount of the Notes (equal to an initial conversion price of approximately $34.6580 per share of common stock), subject to adjustment. Upon conversion, the Company must deliver, at its option, either (1) a number of shares of its common stock determined as set forth in the Indenture, or (2) a combination of cash and shares of its common stock, if any.

In addition, following one of certain corporate transactions that also constitute a fundamental change (as defined in the Indenture), the Company will increase the conversion rate for a holder who elects to convert the Notes in connection with such corporate transactions in certain circumstances.

On or after October 1, 2014, the Company may redeem for cash all or a portion of the Notes at a redemption price of 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but not including, the redemption date.

Subject to certain conditions, holders may require the Company to purchase all or a portion of their Notes on each of October 1, 2014, October 1, 2019 and October 1, 2024. In addition, if the Company experiences one of specified types of corporate transactions, holders may require the Company to purchase all or a portion of their Notes. Any repurchase of the Notes pursuant to these provisions will be for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date.

The Indenture contains customary terms and covenants and events of default. If an event of default (as defined therein) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest (including additional interest or premium, if any) on the Notes to be due and payable. In the case of an event of default arising out of certain bankruptcy events (as set forth in the Indenture), the principal of and accrued and unpaid interest (including additional interest or premium, if any), on the Notes will automatically become due and payable.

The foregoing description of the Base Indenture, the Supplemental Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Base Indenture, the Supplemental Indenture and the form of the Notes, which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 in this Current Report regarding the Indenture and the Notes is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of September 28, 2009, between Goodrich Petroleum Corporation and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of September 28, 2009, between Goodrich Petroleum Corporation and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 5.00% Convertible Senior Note due 2029 (included in Exhibit 4.2).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

Date: September 30, 2009	By:	/S/ DAVID R. LOONEY
David R. Looney
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of September 28, 2009, between Goodrich Petroleum Corporation and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of September 28, 2009, between Goodrich Petroleum Corporation and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 5.00% Convertible Senior Note due 2029 (included in Exhibit 4.2).